Exhibit 11.1


                               DEPARTMENT 56, INC.
                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                    Quarter            Quarter
                                                                     Ended              Ended
                                                                 September 28,       September 30,
                                                                     1996                1995
                                                                     ----                ----
PRIMARY:
Net Income                                                          $12,296             $18,240
                                                                    -------             -------
                                                                    -------             -------

Weighted average number of  common shares outstanding                21,564              21,541

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                          184                 242
                                                                     ------             -------

Weighted average number of common and
common equivalent shares                                             21,748              21,783
                                                                     ------              ------
                                                                     ------              ------

Net Income per Common and
 Common Equivalent Share                                              $0.57               $0.84
                                                                      -----               -----
                                                                      -----               -----

FULLY DILUTED:
Net Income                                                          $12,296             $18,240
                                                                    -------             -------
                                                                    -------             -------

Weighted average number of common shares outstanding                 21,564              21,541

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                                        203                 266
                                                                     ------             -------

Weighted average number of common and
 common equivalent shares                                            21,767              21,807
                                                                     ------              ------
                                                                     ------              ------

Fully Diluted Net Income per Common and
Common Equivalent Share                                               $0.56               $0.84
                                                                      -----               -----
                                                                      -----               -----

                               DEPARTMENT 56, INC.
    COMPUTATION OF NET INCOME AND INCOME BEFORE EXTRAORDINARY ITEM PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               39 Weeks           39 Weeks
                                                                 Ended              Ended
                                                             September 28,      September 30,
                                                                 1996                1995
                                                                 ----                ----
PRIMARY:
Income Before Extraordinary Item                               $41,726               $44,066
                                                               -------               -------
                                                               -------               -------

Net Income                                                     $41,726               $42,754
                                                               -------               -------
                                                               -------               -------

Weighted average number of  common shares outstanding           21,554                21,524

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                     203                   212
                                                                ------                ------

Weighted average number of common and
common equivalent shares                                        21,757                21,736
                                                                ------                ------
                                                                ------                ------

Income Before Extraordinary Item
 per Common and Common Equivalent Share                          $1.92                 $2.03
                                                                 -----                ------
                                                                 -----                ------

Net Income per Common and
 Common Equivalent Share                                         $1.92                 $1.97
                                                                 -----                 -----
                                                                 -----                 -----

FULLY DILUTED:
Income Before Extraordinary Item                               $41,726               $44,066
                                                               -------               -------
                                                               -------               -------

Net Income                                                     $41,726               $42,754
                                                               -------               -------
                                                               -------               -------

Weighted average number of common shares outstanding            21,554               21,524

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                                   203                  260
                                                                   ---                  ---

Weighted average number of common and
 common equivalent shares                                       21,757               21,784
                                                                ------               -------
                                                                ------               -------

Fully Diluted Income Before Extraordinary Item
 per Common and Common Equivalent Share                          $1.92                 $2.02
                                                                 -----                 -----
                                                                 -----                 -----

Fully Diluted Net Income per Common and
Common Equivalent Share                                          $1.92                 $1.96
                                                                 -----                 -----
                                                                 -----                 -----